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                      AMENDMENT TO CERTIFICATE OF INCORPORATION
                                          OF
                            REDMAN BUILDING PRODUCTS, INC.


    Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "Act"), the undersigned corporation hereby adopts the following Amendment to Certificate of Incorporation:

FIRST: The name of the corporation is Redman Building Products, Inc. (the "Corporation").

SECOND: The Certificate of Incorporation was filed with the Secretary of State of Delaware on May 24, 1971, a Restated Certificate of Incorporation was filed on July 11, 1990 and a Certificate of Amendment was filed on September 23, 1993.

THIRD: The following amendment to the Certificate of Incorporation of the Corporation was duly adopted by a Written Consent of Sole Stockholder on May 8, 1997 in accordance with Section 242 of the Act.

FOURTH: Article First of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety with the following Article First being substituted in its place:

         "FIRST:   The name of the Corporation is Reliant Building Products,
Inc."

    The undersigned officer of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation, does make and file this Amendment to Certificate of Incorporation, hereby declaring and certifying the facts herein are true and accordingly has set his hand effective as of May 8, 1997.


                        REDMAN BUILDING PRODUCTS, INC.


                        By:    /s/ David G. Fiore
                               --------------------------------------
                        Name:  David G. Fiore
                               --------------------------------------
                        Title: President
                               --------------------------------------